UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2020

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 3.02	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On May 22, 2020, Phillip L. Kumnick, Deputy Chairman of Ipsidy Inc. (the “Company”), was appointed as Chief Executive Officer of the Company. Philip R. Broenniman, a director of the Company, was appointed as Chief Operating Officer and President of the Company. Philip D. Beck resigned as Chief Executive Officer but will continue as Chairman of the Board of Directors of the Company. Thomas Szoke, a director of the Company that formerly served as Chief Operating Officer, was appointed as Chief Solutions Architect.

There is no understanding or arrangement between Messrs. Kumnick and Broenniman and any other person pursuant to which they were appointed as executive officers of the Company.  Messrs. Kumnick and Broenniman do not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer.  Except as set forth below, Messrs. Kumnick and Broenniman have not had any direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

On December 10, 2019, Mr. Kumnick was appointed as a member of the Board of Directors of the Company. On December 10, 2019, Mr. Kumnick entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual equity award of the Company’s shares of common stock having a market value on the date of grant of $72,000, subject to vesting over 12 months and cash compensation of $5,000 per annum for service on each committee of the Board, in accordance with the Company’s standard compensation policy for non-employee directors. In addition, Mr. Kumnick was granted options to purchase 3,000,000 shares of common stock, vesting over a three-year period, with an exercise price of $0.055 and with an exercise period of 10 years. On March 6, 2020 the Company entered into a Restricted Stock Purchase Agreement with Mr. Kumnick providing Mr. Kumnick with the right to acquire 1,500,000 shares of common stock at par value subject to the certain vesting criteria.

On March 6, 2020, Mr. Broenniman was appointed as a member of the Board of Directors of the Company. Pursuant to the terms of the 15% Senior Secured Convertible Notes, the holders of the notes are entitled to nominate and the Company will not unreasonably reject the appointment of a new member to the Company’s Board of Directors. Mr. Broenniman was designated by the note holders. On March 6, 2020, Mr. Broenniman entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual equity award of the Company’s shares of common stock having a market value on the date of grant of $72,000, subject to vesting over 12 months and cash compensation of $5,000 per annum for service on each committee of the Board, in accordance with the Company’s standard compensation policy for non-employee directors. In addition, the Company entered into a Restricted Stock Purchase Agreement with Mr. Broenniman providing Mr. Broenniman with the right to acquire 1,500,000 shares of common stock at par value subject to the certain vesting criteria.

From 2010 to 2018, Mr. Kumnick was Senior Vice President Global Acquirer Processing at Visa, Inc., and was the executive in charge of leading and growing Visa’s acquirer and merchant processing services and omni-channel solutions on a global basis. Mr. Kumnick was also a key contributor to the design of the Secure Remote Commerce (SRC) standard now being rolled out by the card brands, which aims to provide a simple and secure card payment experience. SRC uses tokenization to protect consumers’ sensitive data and intelligent identity authentication to help distinguish legitimate cardholders from fraudsters. Mr. Kumnick was the product owner and developer of Visa’s critical entry into encryption and tokenization products and services for their acquiring partners for transactions at the physical point of sale. Prior to joining Visa, Mr. Kumnick was the leader of the Cards & Payments practice of Cap Gemini Consulting from October 2009 through June 2010. Prior to Cap Gemini Consulting. Mr. Kumnick was a Senior Vice President at TSYS Acquiring Solutions from 2001 to 2009, with responsibility for leading the Product Management team and expanding the Company’s portfolio of merchant and acquirer products. He was also a leader of key M&A activities, including business development and strategic investment in Europe, Latin America and Asia, and helped expand TSYS’ client footprint to over 70 countries. Mr. Kumnick started his payments career at MasterCard International where he worked from 1988 to 2000, in various capacities, rising to Vice President & Chief Settlement Officer – Global Settlement Operations. In that role he was responsible for the 7 x 24 x 365 mission critical clearing and payment operations of a $3.0 billion per day global EFT and treasury operation. Mr. Kumnick was a strategic subject matter expert and key contributor to the evolution of MasterCard’s global processing functions.  Mr. Kumnick has an MBA- Finance and a BS Finance from St. Louis University.

Mr. Broenniman, age 54, has been, for the last nine years, Managing Partner and Portfolio Manager for Varana Capital, LLC (“VCLLC”), a firm he co-founded in 2011. Through his position at VCLLC, Mr. Broenniman invests in, and consults with the Board of Directors of, certain public and private companies, working with each on strategic planning, financing, and/or balance sheet restructuring. From 2003 until 2008, with his own firm, Cadence Investment Partners, LLC (“Cadence”), and from 2008 until 2011 with Visium Asset Management, LP, which acquired Cadence in 2008, Mr. Broenniman established and refined the opportunistic/deep value, multi-asset class investment paradigm that is the foundation of VCLLC. Mr. Broenniman began his portfolio management career with the Bass family of Fort Worth, TX in 1993, investing in event strategies, assisting on a $1 billion book of derivative hedging and investment strategies, and developing his skills in derivative analytics, risk management, and portfolio construction. Privately, from August 2010 until February 2018, Mr. Broenniman was co-founder and a member of Cadence Distributors, LLC, an import/export company focused on the fragrance industry. From February 2012 to April 2017, Mr. Broenniman was a founding investor in Cacao Prieto, a bourbon and rum distillery, providing strategic guidance during the initial launch of the business. From July 2019 until March 2020 upon successful closing of its merger Mr. Broenniman served as a member of the Board of Directors and Special Committee evaluating strategic options for CSS Industries, Inc. (Formerly NYSE: CSS). Mr. Broenniman has a BS from Duke University, an MBA from University of Virginia, and is a Chartered Financial Analyst.

Messrs. Kumnick and Broenniman and the Company have agreed to the principal terms of employment and intend to enter a definitive agreement in the near future. The parties intend that the definitive agreements will incorporate the below terms.

Mr. Kumnick will be employed as Chief Executive Officer, “at will” to devote his full time and attention to the business of the Company an initial base salary of $250,000 per annum subject to review after one year. Mr. Kumnick was granted options to acquire 33,333,334 shares of common stock of which 20% vest at grant and the balance vest subject to performance conditions.

Mr. Broenniman will be employed as President and Chief Operating Officer “at will” to devote his full time and attention to the business of the Company at an initial base salary of $175,000 per annum subject to review after one year. Mr. Broenniman was granted options to acquire 16,666,666 shares of common stock of which 20% vest at grant and the balance vest subject to performance conditions.

The performance conditions provide for an additional 32% of the options to vest upon achieving Performance Condition 1 (as defined below) and 48% of the options to vest upon achieving Performance Condition 2 (as defined below). Performance Condition 1 is defined as the achievement of any of the following: (A) a minimum annualized revenue run-rate of $10,000,000, based on the revenue for any quarterly period, excluding non-recurring one-time payments, determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) as shown in any of the Company’s Annual Reports on Form 10-K, or Quarterly Reports on Form 10-Q filed with the SEC (“SEC Filings”) after the date hereof; (B) change of control of the Company, or a strategic investment of $5,000,000, each at a valuation of the Company which equates to a market capitalization of the Company of not less than $100,000,000; or (C) the Company’s shares of common stock achieving a closing price on the principal market or exchange on which the shares of common stock are traded, which gives rise to a market capitalization of the Company of not less than $100,000,000 for 20 consecutive trading days. Performance Condition 2 is defined as the achievement of any of the following: (X) a minimum annualized revenue run-rate of $25,000,000, based on the revenue for any quarterly period, excluding non-recurring one-time payments, determined in accordance with GAAP, as shown in any of the Company’s SEC Filings after the date hereof; (Y) change of control of the Company, or a strategic investment of $15,000,000, each at a valuation of the Company which equates to a market capitalization of the Company of not less than $200,000,000; or (Z) the Company’s shares of common stock achieving a closing price on the principal market or exchange on which the shares of common stock are traded, which gives rise to a market capitalization of the Company of not less than $200,000,000 for 20 consecutive trading days. Both Messrs. Kumnick and Broenniman will participate in usual benefits plans available to other full-time Company executives.

On May 22, 2020, the Company and Mr. Beck entered into a separation letter agreement, which provided for payment to Mr. Beck of one year’s severance in the amount of $350,000, payable in accordance with the terms of Mr. Beck’s Retention Agreement, subject to the Company receiving funding in the amount of not less than $4,000,000 (“Minimum Funding) and otherwise in equal monthly installments over a period of two years, starting June 15, 2020. In addition, Mr. Beck will be entitled to payment of all deferred pay and accrued but unused paid time off upon receipt of Minimum Funding, or if not received within 90 days of termination, then in equal monthly installments over a period of one year, payment of health insurance premiums through December 31, 2021, entering of mutual releases and amendment of Mr. Beck’s restricted stock grants to reflect vesting upon satisfaction of the performance goals set forth under the Restricted Stock Agreement, on the date that the Company either fails to re-nominate or re-elect Mr. Beck as a Director, or as Chairman of the Company's Board of Directors, or on the two year anniversary if Mr. Beck is continuing to provide services to the Company in any capacity. Mr. Beck will remain Chairman of the Board and to be re-nominated for election as a director at the next two annual meetings of the stockholders.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of the Options and the shares of common stock underlying the Options pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The executives are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Philip D. Beck and Ipsidy Inc. dated May 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: May 29, 2020	By:	/s/ Stuart Stoller
	Name:	Stuart Stoller
	Title:	Chief Financial Officer

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